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                                  EXHIBIT 21.1

                     Subsidiaries of eVentures Group, Inc.



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

                                                State of                 Names Under Which
                                             Incorporation or             Subsidiary Does               Percentage Ownership
      Name of Subsidiary                      Organization                   Business                      in Subsidiary
-----------------------------------        --------------------       --------------------------    -------------------------------
e.Volve Technology Group, Inc.                   Nevada                   e.Volve Technology                    100%
                                                                             Group, Inc.

  AxisTel Communications, Inc.                  Delaware                      AxisTel                           100%
                                                                          Communications, Inc.

       i2v2.com, Inc.                           Delaware                    i2v2.com, Inc.                       16%

Innovative Calling Technologies LLC              Nevada                   Innovative Calling                     50%
                                                                           Technologies LLC

       FonBox, Inc.                             Delaware                     FonBox, Inc.                         8%
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